UNITED STATES
		  SECURITIES AND EXCHANGE COMMISSION
		        WASHINGTON, D.C.  20549

			       FORM 8-K

	Current Report Pursuant to Section 13 or 15(d) of
		The Securities Exchange Act of 1934

	                  November 1, 2006
	Date of Report (Date of earliest event reported)

  		            TelVue Corporation
    (Exact name of registrant as specified in its charter)

	Delaware	              0-17170        51-0299879
(State or Other jurisdiction  (Commission    (I.R.S. Employer
  of incorporation)            File Number)   Identification No.)


			16000 Horizon Way, Suite 500,
			Mt. Laurel, New Jersey  08054
		(Address of principal executive offices)


  				   856-273-8888
	(Registrant's telephone number, including area code)


                                N/A
			(Former name or former address,
			if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__	Written communications pursuant to Rule 425 under the Securities Act
  	(17 CFR 230.425)

__	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 	(17 CFR 240.14a-12)

__	Pre-commencement communications pursuant to Rule 14d-2(b) under the
 	Exchange Act(17 CFR 240.14d-2(b))

__	Pre-commencement communications pursuant to Rule 13e-4(c) under the
 	Exchange Act(17 CFR 240.13e-4(c))



ITEM 8.01 OTHER EVENTS

	On November 1, 2006, TelVue Corporation (the "Company") announced that the Chairman of the Board of Directors of the Company and majority owner, H.F. "Gerry" Lenfest, has agreed to commit up to $10 million to accelerate the national roll-out of the Company's network of municipally-owned cable channels and expand its infrastructure to meet the needs of growth. The parties have discussed certain terms of the commitment and are in the process of finalizing the agreement. The parties have currently agreed that the Company may request up to $5 million for general working capital. In addition, the Company may request up to an additional $5 million for purposes other than general working capital upon mutual agreement by the Company and Mr. Lenfest. A copy of the press release, dated November 1, 2006, is attached as Exhibit 99 and incorporated herein by reference.

ITEM 9.01 EXHIBITS

EXHIBIT NO.			     DESCRIPTION

     99              Press Release, dated November 1, 2006



					SIGNATURE


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:	November 1, 2006		TelVue Corporation

					By:     /s/ Joseph Murphy
					Name:   Joseph Murphy
					Title:  President and Chief Executive Officer



						EXHIBIT INDEX


EXHIBIT NO.			     DESCRIPTION

     99              Press Release, dated November 1, 2006





EXHIBIT NO. 99

FOR IMMEDIATE RELEASE			Contact:	Cass Oryl
							215-564-3200 x16
							coryl@braithwaitepr.com

             TelVue Corp. Receives Up to $10 Million for Growth
  Funds Will be Used to Open New Markets and Extend Coverage in Current Markets


November 1, 2006 (Mount Laurel, NJ) - TelVue Corporation announced today that Chairman and majority owner, H.F. "Gerry" Lenfest, has agreed to commit up to $10 million to accelerate the national roll-out of the company's network of municipally-owned cable channels and expand its infrastructure to meet the needs of growth. The parties are in the process of finalizing the agreement. The investment is based on TelVue Virtual Television Networks' (TVTN) success in launching new affiliates and attracting sponsors.

"TelVue is on track to significantly exceed its 2006 goal of being available in 1 million cable households," said Mr. Lenfest. "The additional funds are intended to help TelVue keep up with the overwhelming demand cities and towns have demonstrated for improving their local cable channels."

Municipally-owned public, education and government (PEG) channels are provided to municipalities as part of their franchise agreement with cable companies. Although there are literally thousands across the U.S., they are often underutilized as electronic bulletin boards due to insufficient resources and programming expertise. TVTN improves the viewing experience for cable subscribers by enhancing production values and helping in managing and editing content. Affiliates are also able to post emergency information on the channel in real-time from anywhere there is Internet access. Surveys have shown that full production PEG channels, like those TVTN produces, can drive viewership that is on par with other popular cable networks.

Most TVTN affiliates receive the company's service free-of-charge thanks to the generous support of corporate sponsors. Others pay an annual service fee.

"It is clear to us that truly local television is important to people despite today's trend toward media consolidation," said Joseph M. Murphy, president and CEO of TelVue Corporation. "TVTN is making a difference in many municipalities, and Gerry's financial support will enable us to do more. In the upcoming year, we will continue to market TVTN to major cities as well as small towns across the country. We will also use this funding to expand our outreach to corporate sponsors who recognize the value of high-quality local television."

TVTN has affiliates across the country in 10 states - California, Delaware, Florida, Maryland, Massachusetts, Missouri, New Jersey, New York, North Carolina and Pennsylvania. Philadelphia, Baltimore and Wilmington are among the top U.S. markets that have TVTN-enhanced channels. Boston's channel is currently in development.

About TelVue Virtual Television Networks (TVTN)

TVTN, owned and operated by TelVue Corporation is a network of municipally-owned and operated cable channels that improves the look, information quality and operational performance of municipally owned Public, Education and Government
(PEG) channels. By providing a unique combination of patent pending technology and cable programming expertise, TVTN helps municipalities keep viewers interested and informed while maintaining all control over their local cable channel.

TelVue Corporation was spun-off from Science Dynamics Corporation of Cherry Hill, NJ in 1988. It currently operates by management under the direction of its Board of Directors, chaired by cable pioneer and philanthropist H.F. "Gerry" Lenfest.

TelVue Corporation is a public company trading on the OTC Bulletin Board as
TEVE: OB. This announcement contains certain forward-looking statements that are subject to risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including, but not limited to, the risks and uncertainties discussed in the TelVue Corporation's reports filed with the Securities and Exchange Commission.